As filed with the Securities and Exchange Commission on May 4, 2011
Registration No. 333-______
____________________________________________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
__________________________

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
__________________________

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

___________________________

Delaware (State or other jurisdiction of incorporation or organization)	22-2370659 (I.R.S. Employer Identification Number)

804 East Gate Drive, Suite 200
Mt. Laurel, New Jersey 08054
(856) 505-8800
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

_____________________________

Hugh T. Regan, Jr.
Treasurer, Secretary and Chief Financial Officers
inTEST Corporation
804 East Gate Drive, Suite 200
Mt. Laurel, New Jersey 08054
(856) 505-8800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________________

Copies of all communications to:

Patricia A. Gritzan, Esquire
Saul Ewing LLP
1500 Market Street, 38th Floor
Centre Square West
Philadephia, PA 19102-2186
(215) 972-7139

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

____________________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ___                                                                                Accelerated filer  ___
Non-accelerated filer   ___ (Do not check if a smaller reporting company)                        Smaller reporting company  X

__________________________

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price per Share or Unit of Security (1)(2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Common Stock(3)(4)(5)(6)(7)	--	--	--	--
Preferred Stock(4)(5)(6)(7)	--	--	--	--
Warrants(5)(6)(7)	--	--	--	--
Debt Securities(5)(6)(7)	--	--	--	--
Units(7)	--	--	--	--
Total	--	--	$30,000,000.00	$3,483.00(8)

(1)

In no event will the aggregate initial offering price of all securities issued from time to time by the registrant under this registration statement exceed $30,000,000.00, or its equivalent in any other currency, currency units, or composite currency or currencies. The securities covered by this registration statement to be sold by the registrant may be sold separately, together, or as units with other securities registered under this registration statement. In addition, pursuant to General Instruction I.B.6 of Form S-3, the securities offered and sold by the registrant under this registration statement during any period of twelve (12) months immediately prior to, and including, such sale may not exceed one-third of the aggregate market value of the voting and non-voting common equity held by non-affiliates of the registrant.

(2)

The proposed maximum per share or unit of security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act").

(3)	Subject to notes (1) and (2), this registration statement covers an indeterminate amount of common stock, as may be sold, from time to time, at indeterminate prices, by the registrant.

(4)

Subject to notes (1) and (2), this registration statement covers an indeterminate number of shares of preferred stock, as may be sold, from time to time, at indeterminate prices, by the registrant. Also covered is an indeterminate amount of common stock (i) as may be issuable or deliverable upon conversion of shares of preferred stock, and (ii) as may be required for delivery upon conversion of shares of preferred stock as a result of anti-dilution provisions.

(5)

Subject to notes (1) and (2), this registration statement covers an indeterminate amount and number of warrants representing rights to purchase common stock, preferred stock, debt securities or units consisting of any combination of such securities registered under this registration statement, as may be sold, from time to time, at indeterminate prices by the registrant. Also covered is an indeterminate amount of common stock, preferred stock, debt securities or units (i) as may be issuable or deliverable upon exercise of warrants and (ii) as may be required for delivery upon exercise of any warrants as a result of anti-dilution provisions.

(6)

Subject to notes (1) and (2), this registration statement covers an indeterminate amount of debt securities, as may be sold, from time to time, at indeterminate prices by the registrant. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $30,000,000.00. Also covered is an indeterminate amount of common stock, preferred stock, warrants and units (i) as may be issuable or deliverable upon exchange or conversion of debt securities and (ii) as may be required for delivery upon exchange or conversion of debt securities as a result of anti-dilution provisions.

(7)

Subject to notes (1) and (2), this registration statement covers an indeterminate amount and number of units consisting of any combination of any other security or securities covered by this registration statement to purchase common stock, preferred stock, warrants or debt securities registered under this registration statement, as may be sold, from time to time, at indeterminate prices by the registrant. Also covered is an indeterminate amount of common stock, preferred stock, warrants and debt securities (i) as may be issuable or deliverable upon exchange or conversion of units and (ii) as may be required for delivery upon exchange or conversion of any units as a result of anti-dilution provisions.

(8)	Calculated pursuant to Rule 457(o) under the Securities Act.

____________________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

___________________________________________________________________________________________________________

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

Subject to Completion, Dated May 4, 2011

PROSPECTUS

$30,000,000.00
inTEST Corporation
Common Stock
Preferred Stock
Warrants
Debt Securities
Units
___________________________

We may offer to the public from time to time in one or more series or issuances:

  shares of our common stock;
  shares of our preferred stock;
  warrants to purchase shares of our common stock, preferred stock and/or debt securities;
  debt securities;
  units, consisting of common stock, preferred stock, warrants and/or debt securities; or
  any combination of these securities.

This prospectus provides a general description of the securities that we may offer. Each time that securities are sold under this prospectus, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with additional information described under the heading "Where You Can Find More Information" before you make your investment decision.

Securities sold under this prospectus shall be sold directly to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Our common stock is listed on the NASDAQ Capital Market under the symbol "INTT." On May 3, 2011, the last reported sale price of our common stock reported on NASDAQ was $3.97 per share. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

The aggregate market value of our outstanding common stock held by non-affiliates was $30,777,139 based on 10,364,606 shares of outstanding common stock, of which 7,752,428 shares, are held by non-affiliates, and a per share price of $3.97 based on the closing sale price of our common stock on May 3, 2011. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

___________________________

Investing in our securities involves certain risks. Before investing, you should refer to the "Risk Factors" on page 2 of this prospectus, together with the risk factors contained in any applicable prospectus supplement.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

___________________________

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

The date of this prospectus is _______________________.

TABLE OF CONTENTS

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a "shelf" registration statement. Under this process, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC or from our corporate Secretary as indicated under the heading "Where You Can Find More Information."

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities and the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading "Where You Can Find More Information."

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

References in this prospectus to the terms the "Company," the "Corporation," "inTEST," "we," "our" and "us," or other similar terms, mean inTEST Corporation, unless we state otherwise or the context indicates otherwise.

THE COMPANY

We are an independent designer, manufacturer and marketer of mechanical, thermal and electrical products that are used by semiconductor manufacturers in conjunction with automatic test equipment, or ATE, in the testing of integrated circuits, or ICs. Our high performance products are designed to enable semiconductor manufacturers to improve the efficiency of their IC test processes and, consequently, their profitability. We supply our products worldwide to major semiconductor manufacturers and semiconductor test subcontractors directly and through leading ATE manufacturers. Our largest customers include Analog Devices, Inc., ASE, Inc., Cypress Semiconductor Corporation, Emerson Electric Co., Freescale Semiconductor, Inc., Hakuto Co. Ltd., JDS Uniphase Corporation, ST Microelectronics, Inc., Teradyne, Inc. and Texas Instruments Incorporated. The consolidated entity is comprised of inTEST Corporation (parent) and our wholly-owned subsidiaries. inTEST Corporation was incorporated in New Jersey in 1981 and reincorporated in Delaware in April 1997. Our principal executive offices are located at 804 East Gate Drive, Suite 200, Mt. Laurel, NJ 08054 and our telephone number is (856) 505-8800. Our website is located at www.intest.com. We manage our business as three product segments, which consist of our Mechanical Products, Thermal Products and Electrical Products segments.

SUMMARY

Securities We are Offering

We may offer any of the following securities from time to time:

  shares of our common stock;
  shares of our preferred stock;
  warrants to purchase shares of our common stock, preferred stock and/or debt securities;
  debt securities;
  units, consisting of common stock, preferred stock, warrants and/or debt securities; or
  any combination of these securities.

When we use the term "securities" in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise. The total dollar amount of all securities that we may issue pursuant to this prospectus will not exceed $30,000,000.00. This prospectus, including the following summary, describes the general terms that may apply to the securities. The specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

Common Stock.    We may offer shares of our common stock. Our common stock currently is listed on the NASDAQ Capital Market under the symbol "INTT."

Preferred Stock.    We may offer our preferred stock in one or more series. For any particular series we offer, the applicable prospectus supplement will describe the specific designation; the aggregate number of shares offered; the rate and periods, or manner of calculating the rate and periods, for dividends, if any; the stated value and liquidation preference amount, if any; the voting rights, if any; the terms on which the series will be convertible into or exchangeable for other securities or property, if any; the redemption terms, if any; and any other specific terms.

Warrants.    We may offer warrants to purchase our common stock, preferred stock and/or debt securities. For any particular warrants we offer, the applicable prospectus supplement will describe the underlying security; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of any security to be delivered by us upon exercise; and any other specific terms. We may issue the warrants under warrant agreements between us and one or more warrant agents.

Debt Securities.    We may offer debt securities in one or more series. For any particular debt securities that we offer, the applicable prospectus supplement will describe the aggregate principal amount to be issued; the issue price or prices; the interest rate or rates; covenants and/or acceleration provisions; the terms and conditions, if any, for conversion or exchange; events of default; and any other specific terms.

Units.    We may offer units comprised of our common stock, preferred stock, warrants and/or debt securities, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS

An investment in our securities involves risks. Before making an investment decision, we urge you to consider carefully the risks described in the documents incorporated by reference in this prospectus and, if applicable, in the prospectus supplement used in connection with an offering of our securities, including those risks identified under "Item 1A. Risk Factors" in our Annual Report on Form 10-K for our most recent fiscal year (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus. Additional risks, including those that relate to any particular securities we offer, may be included in a prospectus supplement or may be incorporated by reference into this prospectus or a prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, objectives of management or other financial items are forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan, "predict," "project," "will," "would," "could," "forecast," "strategy," "future," "should," "will be," "will continue," "will likely result" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus, particularly as set forth and incorporated by reference in the "Risk Factors" section noted above, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future dispositions, strategic alliances, joint ventures, collaborations or investments we may make.

You should read this prospectus, any supplements to this prospectus and the documents that we incorporate by reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements.

USE OF PROCEEDS

We expect to use the net proceeds from the sale of the securities to which this prospectus relates for possible acquisitions of businesses, technologies or products that are complementary to our existing businesses or other general corporate purposes, which may include working capital. At the present time, we have no specific plans or agreements with respect to any acquisition, and we are not engaged in any negotiations regarding any acquisition.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus in any of the following ways:

  directly to one or more purchasers;
  through agents;
  through underwriters, brokers or dealers; or
  through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

DESCRIPTION OF OUR COMMON STOCK

The following description summarizes the general provisions of our common stock that we may offer from time to time pursuant to the registration statement of which this prospectus is a part (the "Registration Statement"). The following summary description of our common stock is based on the provisions of our certificate of incorporation and bylaws and the applicable provisions of the Delaware General Corporation Law (the "DGCL"). The information below is only a summary and is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings, and the applicable provisions of the DGCL. Please refer to "Where You Can Find More Information" below for directions on obtaining these documents.

General

Our Board of Directors has the authority to issue up to 20,000,000 shares of common stock, par value $0.01 per share. Holders of our common stock are entitled to one vote per share, to receive dividends when and if declared by our Board of Directors and to share ratably in the assets of the Company legally available for distribution to our stockholders in the event of liquidation. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. All outstanding shares of our common stock are, and the shares to be sold hereby will be, upon issuance and payment therefor, duly authorized, fully paid and nonassessable. The holders of our common stock do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. All other matters, assuming a quorum is present and unless otherwise provided by law, shall be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock which are present in person or by proxy and entitled to vote thereon. The rights, preferences and privileges of holders of our common stock will be subject to the rights of the holders of any series of our preferred stock that our Board of Directors may issue in the future. The issuance of common stock may have the effect of delaying, deferring or preventing a change of control of the Company.

The NASDAQ Capital Market

Our common stock is listed on the NASDAQ Capital Market under the symbol "INTT."

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services.

DESCRIPTION OF OUR PREFERRED STOCK

The following description summarizes the general provisions of our preferred stock that we may offer from time to time pursuant to the Registration Statement. The following summary description of our preferred stock is based on the provisions of our certificate of incorporation and bylaws and the applicable provisions of the DGCL. In connection with an offering of our preferred stock, our Board of Directors will adopt a certificate of designations that sets forth the terms and conditions of the particular series of preferred stock, and we will describe the specific terms of our preferred stock and the offering in a prospectus supplement. We also will file as an exhibit to the Registration Statement, or will incorporate by reference from reports that we file with the SEC, the certificate of designations. The information below, and any description of our preferred stock in a prospectus supplement, is only a summary and is subject to and qualified in its entirety by reference to the certificate of designations for the particular series of preferred stock, as well as to our certificate of incorporation and bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings, and the applicable provisions of the DGCL. Please refer to "Where You Can Find More Information" below for directions on obtaining these documents.

General

Under the terms of our certificate of incorporation, our Board of Directors has the authority, without further action by our stockholders and subject to the limits imposed by the DGCL, to issue up to 5,000,000 shares of preferred stock, par value $0.01 per share, in one or more series, none of which are outstanding. Prior to the issuance of shares of any series of undesignated preferred stock, our Board of Directors will adopt resolutions and file a Certificate of Designations with the Secretary of State of the State of Delaware.

Subject to limitations prescribed by the DGCL, our certificate of incorporation and our bylaws, our Board of Directors is authorized to fix the number of shares constituting each series of our preferred stock and the voting rights, if any, the designations, preferences and relative, participating, optional or other special rights, and, qualifications, or restrictions of such series. Each series of our preferred stock that we offer under this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of the Company.

We will describe in the applicable prospectus supplement the terms of our preferred stock being offered, including the following:

  the title and stated value of our preferred stock;
  the number of shares of our preferred stock offered, the liquidation preference per share and the purchase price of the preferred stock;
  the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for dividends, if applicable;
  whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on our preferred stock shall accumulate;
  the procedures for any auction and remarketing, if any, for our preferred stock;
  the provisions for a sinking fund, if any, for our preferred stock;
  the provisions for redemption, if applicable, of our preferred stock;
  any listing of our preferred stock on any securities exchange or market;
  the terms and conditions, if applicable, upon which our preferred stock will be convertible into common stock, including the conversion price (or its manner of calculation) and conversion period;
  voting rights, if any, of our preferred stock;
  a discussion of any material and/or special United States Federal income tax considerations applicable to our preferred stock;
  the relative ranking and preferences of our preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;
  any limitations on issuance of any class or series of our preferred stock ranking senior to or on a parity with our preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and
  any other specific terms, powers, preferences, rights, qualifications, limitations or restrictions on our preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for any series or class of our preferred stock, if any, will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR WARRANTS

The following description summarizes the general provisions of our warrants that we may offer from time to time pursuant to the Registration Statement. In connection with an offering of our warrants, our Board of Directors will adopt a warrant agreement and warrant certificates that set forth the terms and conditions of the particular series of our warrants, and we will describe the specific terms of our warrants and the offering in a prospectus supplement. We also will file as exhibits to the Registration Statement, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement and warrant certificate. The information below, and any description of our warrants in a prospectus supplement, is only a summary and is subject to and qualified in its entirety by reference to the warrant agreement and warrant certificate for the particular series of our warrants.

General

We may issue our warrants for the purchase of our common stock, preferred stock, debt securities or other securities issued by us. We may issue our warrants independently or together with other securities, and our warrants may be attached to or separate from the other securities. We will file a copy of the warrant and warrant agreement with the SEC when we issue a series of our warrants, and such warrants and warrant agreements will be incorporated by reference into the Registration Statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

We will describe in the applicable prospectus supplement the terms of our warrants being offered, including the following:

  the title of our warrants;
  the securities for which our warrants are exercisable;
  the price or prices at which our warrants will be issued;
  the number of our warrants issued with each share of our other security or securities;
  any provisions for adjustment of the number or amount of shares of our security or securities receivable upon exercise of our warrants or the exercise price of our warrants;
  if applicable, the date on and after which our warrants and our security or securities will be separately transferable;
  if applicable, a discussion of the material United States Federal income tax considerations applicable to the exercise of our warrants;
  any other terms of our warrants, including terms, procedures and limitations relating to the exchange and exercise of our warrants;
  the date on which the right to exercise our warrants will commence, and the date on which the right will expire; and
  the maximum or minimum number of our warrants which may be exercised at any time.

Each of our warrants will entitle the holder of such warrants to purchase for cash at the exercise price set forth in the applicable prospectus supplement the shares or units of our security or securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void.

Holders may exercise our warrants as set forth in the prospectus supplement relating to our warrants being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of our common stock, preferred stock, debt securities or other securities purchasable upon the exercise. If less than all of our warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for our remaining warrants.

Transfer Agent and Registrar

The transfer agent and registrar for our warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR DEBT SECURITIES

The following description summarizes the general provisions of our debt securities that we may offer from time to time pursuant to the Registration Statement. In connection with an offering of our debt securities, our Board of Directors will adopt an indenture that sets forth the terms and conditions of the particular series of our debt securities, and we will describe the specific terms of our debt securities and the offering in a prospectus supplement. We also will file as an exhibit to the Registration Statement, or will incorporate by reference from reports that we file with the SEC, the form of indenture. The information below, and any description of our debt securities in a prospectus supplement, is only a summary and is subject to and qualified in its entirety by reference to the indenture for the particular series of our debt securities.

General

We may issue our debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of our debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of our debt securities in respect of which the prospectus supplement is delivered:

  the title of the series of our debt securities;
  the aggregate principal amount of our debt securities;
  the issue price or prices, expressed at a percentage of the aggregate principal amount of our debt securities;
  any limit on the aggregate principal amount of our debt securities;
  the date or dates on which principal is payable;
  the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;
  the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;
  the place or places where principal and, if applicable, premium and interest, is payable;
  the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase our debt securities;

  the denominations in which our debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;
  whether our debt securities are to be issuable in the form of book-entry securities or certificated securities;
  the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of our debt securities;
  the currency of denomination;
  the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;
  if payments of principal and, if applicable, premium or interest, on our debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;
  if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;
  the provisions, if any, relating to any collateral provided for our debt securities;
  the covenants and/or the acceleration provisions for our debt securities;
  any events of default for our debt securities;
  the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock or warrants;
  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;
  the terms and conditions, if any, upon which our debt securities shall be subordinated in right of payment to other indebtedness of the Company;
  the terms and conditions, if any, upon which the indenture that governs our debt securities of any series may be modified by us and the trustee with or without consent of the holders of such debt securities;
  the terms and conditions, if any, upon which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied; and
  the law governing the indenture and our debt securities.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue our debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material United States Federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue our debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to our debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Trustee

We will identify the trustee with respect to any series of our debt securities, in the prospectus supplement relating to the applicable debt securities.

DESCRIPTION OF OUR UNITS

The following description summarizes the general provisions of our units that we may offer from time to time pursuant to the Registration Statement. In connection with an offering of units, our Board of Directors will adopt a unit agreement and unit certificates that set forth the terms and conditions of the particular series of our units, and we will describe the specific terms of our units and the offering in a prospectus supplement. We also will file as exhibits to the Registration Statement, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and unit certificate. The information below, and any description of our units in a prospectus supplement, is only a summary and is subject to and qualified in its entirety by reference to the unit agreement and unit certificate for the particular series of our units.

General

We may issue, in one more series, our units comprised of shares of our common stock, preferred stock, warrants or debt securities, in any combination. Each unit will be issued so that the holder of such unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in such unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of our units being offered, including:

  the designation and terms of our units and of our securities comprising our units, including whether and under what circumstances those securities may be held or transferred separately;
  the terms of the unit agreement governing the units;
  a discussion of any material and/or special United States Federal income tax considerations relevant to the units; and
  any provisions for the issuance, payment, settlement, transfer or exchange of our units or of our securities comprising our units.

Unit Agent

We may issue our units under an agreement between us and one or more unit agents. If we elect to enter into an agreement with a unit agent, the unit agent will act solely as our agent in connection with our units and will not assume any obligation or relationship of agency or trust for or with any registered holders of our units or beneficial owners of our units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of our units if we elect to use a unit agent.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy information filed by us with the SEC at the SEC's Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Section can be obtained by calling 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, statements and other information about issuers, such as us, who file electronically with the SEC. We maintain an Internet site at http://www.intest.com. However, the information on our Internet site is not incorporated by reference in this prospectus and any prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement. You may also obtain a copy of the documents we file with the SEC which may have been or may be incorporated by reference into this prospectus, except for exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents) at no cost to you by writing or telephoning us at the following address: Secretary, inTEST Corporation, 804 East Gate Drive, Suite 200, Mt. Laurel, NJ 08054, telephone (856) 505-8800. Copies of the exhibits to those documents will be provided upon written request to the Secretary and payment of a reasonable fee (which will not exceed our expense incurred in connection with providing such copies).

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to "incorporate by reference" into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed on March 31, 2011;
  Our Current Reports on Form 8-K filed on January 7, 2011, March 3, 2011, and March 14, 2011;
  The description of our common stock contained in our registration statement on Form 8-A/A filed on May 4, 2011; and
  All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this prospectus and prior to the termination of this offering.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus, except for exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents) at no cost to you by writing or telephoning us at the following address: Secretary, inTEST Corporation, 804 East Gate Drive, Suite 200, Mt. Laurel, NJ 08054, telephone (856) 505-8800. Copies of the exhibits to those documents will be provided upon written request to the Secretary and payment of a reasonable fee (which will not exceed our expense incurred in connection with providing such copies).

LEGAL MATTERS

Saul Ewing LLP will provide opinions regarding certain legal matters. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement, if any.

EXPERTS

The consolidated financial statements and the related financial statement schedule of inTEST Corporation included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010 and filed March 31, 2011, have been incorporated by reference herein in reliance upon the report of McGladrey & Pullen, LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses that may be incurred in connection with the issuance and distribution of the offered securities registered hereby, other than underwriting discounts and commission, if any, incurred in connection with the sale of the offered securities. For purposes of these estimates, we have assumed one offering of common stock. If we offer other types of securities or have more than one offering under this registration statement, our expenses will increase, and we will amend this registration statement at that time if the increase is deemed to be material. All such amounts will be borne by inTEST Corporation.
SEC Registration Fee	$ 3,483.00
Legal Fees and Expenses	$100,000.00
Accounting Fees and Expenses	$ 20,000.00
Printing and Engraving Expenses	$ 15,000.00
Miscellaneous Fees and Expense	$ 5,000.00
Total:	$143,483.00

Item 15.   Indemnification of Directors and Officers.

The following is a summary of the general effect of the DGCL, our bylaws and certificate of incorporation with respect to the indemnification of our directors and officers and insurance therefor.  Such summaries are necessarily subject to the complete text of such statute, bylaws and certificate of incorporation and are qualified in their entirety by reference thereto.

Article VI of our bylaws provides that we shall indemnify our directors and officers to the fullest extent permitted by the DGCL. Our bylaws require us, among other things, to indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers and to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification. Our bylaws require that we indemnify our officers and directors in connection with any proceeding (or part thereof) initiated by the officer or director only if the initiation of the proceeding was authorized by the Board of Directors. Reference is made to Section 145 of the DGCL, which provides for indemnification of directors and officers in certain circumstances.

Article IX of our certificate of incorporation provides that our directors shall not be personally liable to the corporation or our stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds pursuant to Section 174 of the DGCL, or (iv) for any transaction from which the director derives an improper personal benefit.

We have an insurance policy which will entitle us to be reimbursed for certain indemnity payments we are required or permitted to make to our directors and officers.

Item 16. Exhibits

Exhibit Number	Description
1.1	Form of Underwriting Agreement.*
1.2	Form of Placement Agent Agreement.*
4.1	Specimen Stock Certificate evidencing shares of Common Stock, filed as Exhibit 4.1 to Form 8-A/A on May 4, 2011, incorporated herein by reference.
4.2	Specimen Stock Certificate evidencing shares of Preferred Stock.*
4.3	Certificate of Designations for Preferred Stock.*
4.4	Form of Common Stock Warrant Agreement and Warrant Certificate.*
4.5	Form of Preferred Stock Warrant Agreement and Warrant Certificate.*
4.6	Form of Debt Securities Warrant Agreement and Warrant Certificate.*
4.7	Form of Indenture between inTEST Corporation and one or more trustees to be named.*
4.8	Form of Unit Agreement.*
5.1	Opinion of Saul Ewing LLP (filed herein).
21.1	Subsidiaries of inTEST Corporation, filed as Exhibit 21 to the Annual Report on Form 10-K filed for the year ended December 31, 2010 and filed on March 31, 2011, incorporated herein by reference.
23.1	Consent of McGladrey & Pullen, LLP, Independent Registered Public Accounting Firm (filed herein).
23.2	Consent of Saul Ewing LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included in signature page).
25.1	Statement of Eligibility of Trustee under Debt Indenture (to be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939).*

_____________
*

To be filed, if applicable, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

Item 17. Undertakings.

(a)    The undersigned Registrant hereby undertakes:

(1)    to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i)       to include any prospectus required by Section 10(a)(3) of the Securities Act;

       (ii)     to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii)   to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

       (i)    If the registrant is relying on Rule 430B,

(A)    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)    That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

       (i)       any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

       (ii)     any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

       (iii)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

       (iv)     any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Mt. Laurel, State of New Jersey, on the 4th day of May, 2011.

inTEST Corporation
By: /s/ Robert E. Matthiessen Robert E. Matthiessen President and Chief Executive Officer

We, the undersigned officers and directors of inTEST Corporation, hereby severally constitute and appoint Robert E. Matthiessen and Hugh T. Regan, Jr., and all or any one of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution in for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Alyn R. Holt Alyn R. Holt	Executive Chairman and Director	May 4, 2011

/s/ Robert E. Matthiessen Robert E. Matthiessen	President, Chief Executive Officer and Director (Principal Executive Officer)	May 4, 2011

/s/ Hugh T. Regan, Jr. Hugh T. Regan, Jr.	Treasurer, Secretary and Chief Financial Officer (Principal Financial Officers and Principal Accounting Officer)	May 4, 2011

/s/ Stuart F. Daniels Stuart F. Daniels, Ph.D.	Director	May 4, 2011

/s/ James J. Greed, Jr. James J. Greed, Jr.	Director	May 4, 2011

/s/ James W. Schwartz James W. Schwartz,Esq.	Director	May 4, 2011

/s/ Thomas J. Reilly, Jr. Thomas J. Reilly, Jr.	Director	May 4, 2011

INDEX TO EXHIBITS
Exhibit Number	Description
1.1	Form of Underwriting Agreement.*
1.2	Form of Placement Agent Agreement.*
4.1	Specimen Stock Certificate evidencing shares of Common Stock, filed as Exhibit 4.1 to Form 8-A/A on May 4, 2011, incorporated herein by reference.
4.2	Specimen Stock Certificate evidencing shares of Preferred Stock.*
4.3	Certificate of Designations for Preferred Stock.*
4.4	Form of Common Stock Warrant Agreement and Warrant Certificate.*
4.5	Form of Preferred Stock Warrant Agreement and Warrant Certificate.*
4.6	Form of Debt Securities Warrant Agreement and Warrant Certificate.*
4.7	Form of Indenture between inTEST Corporation and one or more trustees to be named.*
4.8	Form of Unit Agreement.*
5.1	Opinion of Saul Ewing LLP (filed herein).
21.1	Subsidiaries of inTEST Corporation, filed as Exhibit 21 to the Annual Report on Form 10-K filed for the year ended December 31, 2010 and filed on March 31, 2011, incorporated herein by reference.
23.1	Consent of McGladrey & Pullen, LLP, Independent Registered Public Accounting Firm (filed herein).
23.2	Consent of Saul Ewing LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included in signature page).
25.1	Statement of Eligibility of Trustee under Debt Indenture (to be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939).*

_____________
*

To be filed, if applicable, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.